Exhibit 10.2

                                    AGREEMENT

      This AGREEMENT is made and entered into by and among Community Bank System, Inc. and Community Bank, N.A. (collectively, the "Company"), and David
G. Wallace ("Wallace").

                                 R E C I T A L S

      WHEREAS, Wallace is currently employed by the Company as its Executive Vice President and Chief Financial Officer pursuant to the terms of an employment agreement, effective June 14, 2000 (the "Employment Agreement");

      WHEREAS, Wallace desires to relocate to Florida with his family for personal reasons, and the Company wishes to accommodate those desires in a manner which benefits both the Company and Wallace;

      WHEREAS, the Company and Wallace have agreed that it is in their mutual interest for Wallace's employment with the Company to continue until December 31, 2002, and for the Company to thereafter engage Wallace as a consultant for a period ending December 31, 2004, in order to provide for an orderly transition of Wallace's duties and responsibilities;

      WHEREAS, the parties have reached certain mutual agreements and understandings with respect to the termination of Wallace's employment with the Company under the Employment Agreement and with respect to their proposed consulting arrangement;

      WHEREAS, the parties desire to set forth their mutual agreements and understandings in this Agreement and in a Consulting Agreement, attached hereto as Appendix A;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Wallace's employment will continue under, and subject to, the terms of the Employment Agreement until December 31, 2002. At that time, Wallace's employment and the Employment Agreement will terminate and the renegotiation provisions of his Employment Agreement will have no application. Notwithstanding the foregoing, any change of control provisions contained in the Employment Agreement (whether found in Section 6 of that Employment Agreement or elsewhere in that Employment Agreement), as well as any change of control provisions contained in his Supplemental Retirement Plan Agreement, effective as of October 31, 1999 and amended effective January 1, 2001 ("SERP"), or in any other agreement with, or policy or plan of, the Company, are hereby waived and to be treated as immediately null and void upon execution of this Agreement, whether with respect to events occurring before or after the execution of this Agreement, conditioned upon the Company's compliance with the payment provisions of the accompanying Consulting Agreement between the parties.


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

      2. During the remainder of Wallace's employment under the Employment Agreement (i.e., until December 31, 2002), Wallace will continue to receive the salary, incentive compensation, fringe benefits and stock options set out therein for the period ending December 31, 2002. In addition, Wallace will be credited with deferred compensation credits for 2002 of $10,420.38, as described in paragraph 1(a) of his SERP, but not for any subsequent period (except as may be provided in his accompanying Consulting Agreement). As of December 31, 2002, Wallace will become vested in any unexpired options granted prior to that date (and options awarded for performance in 2002) and, for purposes of exercising these options, he will be treated as if he were then terminating due to retirement in "good standing." The exercise period for stock options shall not otherwise be extended.

      3. Provided Wallace's employment is not terminated on or before December 31, 2002 either by the Company for cause, as defined in the Employment Agreement (except that before the "documented failure to follow the reasonable, written instructions of the Board" can constitute cause those instructions must relate in a significant and substantial way to Wallace's performance of his duties), or by Wallace, the Consulting Agreement attached as Appendix A will become effective. Neither time covered by nor the services or payments provided under the Consulting Agreement will have any impact on Wallace's SERP or any SERP benefits, except to the extent expressly provided therein, or on his benefits under the Company's tax-qualified defined benefit pension plan. (Estimates of Wallace's pension benefits under both his SERP and the Company's tax-qualified defined benefit pension plan, reflecting the provisions of this Agreement and the accompanying Consulting Agreement, are attached as Appendix B.) In the event the Company terminates Wallace on or before December 31, 2002 for cause, this Agreement and the Consulting Agreement will become null and void, as if never entered into.

      4. Wallace is free to communicate with potential employers and others during the term of this Agreement regarding possible employment or consulting work to begin after May 10, 2003 (subject to the terms of his Consulting Agreement with the Company) provided those communications in no way interfere with his duties and performance under this Agreement.

      5. The parties agree to keep the terms of this Agreement, and the accompanying Consulting Agreement confidential except to the extent disclosure is (1) required by either party by law or as necessary in legal proceedings to enforce this Agreement, (2) by the Company as deemed necessary by it in the ordinary course of its business, or (3) by Wallace to his spouse and his legal and/or financial advisors, provided they agree to keep its terms confidential under this provision.

      6. To the extent anything in this Agreement explicitly or implicitly conflicts with either the Employment Agreement, Wallace's SERP, or any other Company policy, plan or document, the terms of this Agreement control and the terms of the Employment Agreement, SERP or other policy, plan or document are superseded and modified by this Agreement.


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

      7. The invalidity of any one or more provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, will not affect the validity of any other provisions in this Agreement; and in the event that one or more provisions contained herein is invalid, as determined by a court of competent jurisdiction, this instrument will be construed as if such invalid provisions had not been inserted. If a provision providing an economic benefit to Wallace is found invalid, the Company will compensate Wallace for that loss by providing a payment equivalent to that loss.

      8. This Agreement was executed and delivered in New York and will be construed and governed in accordance with the laws of the State of New York.

      9. This Agreement may not be assigned by Wallace or the Company, except that this Agreement will be binding upon and will inure to the benefit of the successor of the Company through merger or corporate reorganization.

      10. This Agreement, including its attachments, constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties hereto.

      11. The Jurisdiction of any proceeding between the parties arising out of, or with respect to, this Agreement will be in a court of competent jurisdiction in New York State, and venue shall be in Onondaga County. Each party will be subject to the personal jurisdiction of the courts of New York State.

      The foregoing is established by the following signatures of the parties.


Dated:  December 23, 2002                     COMMUNITY BANK SYSTEM, INC.
        ----------------------

                                              By:    /s/ Sanford A. Belden
                                                   -----------------------------
                                              Its:    President and CEO
                                                   -----------------------------


Dated:  December 23, 2002                     COMMUNITY BANK, N.A.
        ----------------------

                                              By:    /s/ Sanford A. Belden
                                                   -----------------------------
                                              Its:    President and CEO
                                                   -----------------------------


Dated:  December 23, 2002                            /s/ David G. Wallace
        ----------------------                ----------------------------------
                                              DAVID G. WALLACE


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